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                                                                    EXHIBIT 23.3

                           CONSENT OF PATENT COUNSEL

I hereby consent to the reference to my firm under the captions "Risk Factors--Legal Proceedings" and "Legal Proceedings" in the Registration Statement of Form S-1 (No. 333-47495) and related Prospectus of NVIDIA Corporation for the registration of 4,025,000 shares of its Common Stock.


                                LAW OFFICES OF MICHAEL A. GLENN

                                By: /s/ Michael A. Glenn
                                   ----------------------------
                                        Michael A. Glenn

Menlo Park, California
January 9, 1999